Exhibit 99.1

The Manitowoc Company Sells its Interest in
Manitowoc Dong Yue Heavy Machinery Co., Ltd.

MANITOWOC, Wis. – January 21, 2014 – The Manitowoc Company, Inc. (NYSE: MTW) today announced that it has completed the sale of its 50% interest in its Chinese joint venture Manitowoc Dong Yue Heavy Machinery Co., Ltd. (“Manitowoc Dong Yue”) to its current partner, Tai’an Taishan Heavy Industry Investment Co., Ltd. The joint venture was created in early 2008 for the production of mobile and truck-mounted hydraulic cranes. The sale is expected to result in non-cash losses which will reduce income attributable to Manitowoc shareholders by approximately $36.0 million in the year ended December 31, 2013.

“The sale of our joint venture interest is consistent with our strategy to better align resources across Manitowoc’s crane segment and to maximize financial performance,” commented Glen E. Tellock, Manitowoc’s chairman and chief executive officer. “Looking ahead, we remain committed to the Chinese construction equipment market, and will continue to develop our successful tower crane business as China remains a vital element of Manitowoc’s global footprint. Our plans for this key geographic market include an ongoing commitment to our wholly owned Potain tower crane operation at our state-of-the-art manufacturing facility in Zhangjiagang, which supplies best in class products to China, the Greater Asia/Pacific region, Latin American and the Middle East markets.”

About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 115 manufacturing, distribution, and service facilities in 26 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading product support services. In addition, Manitowoc is one of the world's leading innovators and manufacturers of commercial foodservice equipment, which includes 24 market-leading brands of hot- and cold-focused equipment. In 2012, Manitowoc’s revenues totaled $3.9 billion, with more than half of these revenues generated outside of the United States.

Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated issues associated with Manitowoc’s strategy to better align resources across Manitowoc’s crane segment;

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to capitalize on key strategic opportunities;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc, including the Chinese construction equipment market;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment in China and emerging economies, and changes in demand for used lifting equipment;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, and/or consolidations of existing facilities and operations; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.
Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

For More Information:
Carl J. Laurino
Senior Vice President & Chief Financial Officer
920-652-1720